                         HUGHES MARKETS, INC. AND SUBSIDIARIES

                         CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF FEBRUARY 26, 1995 AND MARCH 3, 1996
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors and Shareholders of Hughes Markets, Inc.:

We have audited the accompanying consolidated balance sheets of HUGHES MARKETS, INC. (a California corporation) AND SUBSIDIARIES as of February 26, 1995 and March 3, 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the three years in the period ended March 3, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hughes Markets, Inc. and Subsidiaries as of February 26, 1995 and March 3, 1996, and the results of their operations and their cash flows for the three years in the period ended
March 3, 1996, in conformity with generally accepted accounting principles.




                                      ARTHUR ANDERSEN LLP


Los Angeles, California
May 10, 1996, except for the
matters disclosed in Note 11 for
which the date is November 20, 1996.

                      HUGHES MARKETS, INC. AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEETS


                                                        February 26,         March 3,        September 29,
                                                            1995               1996              1996
                                                        ------------       ------------      -------------
                                                                                              (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                             $ 24,348,217       $ 31,999,667      $ 10,453,573
  Accounts receivable, net of allowances
    of $427,270, $341,546 and $441,025
    as of February 26, 1995, March 3, 1996,
    and September 29, 1996, respectively                  19,647,217         20,788,846        18,175,078
  Inventories, at cost                                    52,775,428         50,095,352        53,966,366
  Prepaid expenses and deposits                            9,388,682         10,243,247         9,291,043
                                                        ------------       ------------      ------------
          Total current assets                           106,159,544        113,127,112        91,886,060
                                                        ------------       ------------      ------------
PROPERTY AND EQUIPMENT, at cost:
  Land                                                    39,799,709         38,579,263        43,913,243
  Buildings                                               62,857,809         57,029,127        62,204,464
  Market, automotive and office equipment                141,421,645        151,713,977       158,977,138
  Leasehold improvements                                  43,532,936         46,669,490        48,384,807
  Construction-in-process                                      -                  -            11,871,502
                                                        ------------       ------------      ------------
                                                         287,612,099        293,991,857       325,351,154
  Less--Depreciation and amortization                    106,131,836        121,915,875       131,477,731
                                                        ------------       ------------      ------------
                                                         181,480,263        172,075,982       193,873,423
                                                        ------------       ------------      ------------
PROPERTY UNDER CAPITAL LEASES, net of
  amortization                                            17,461,416         18,424,802        19,500,023
                                                        ------------       ------------      ------------
OTHER ASSETS:
  Lease acquisition costs, net of amortization
    of $4,693,553, $5,075,253 and $5,255,749
    as of February 26, 1995, March 3, 1996,
    and September 29, 1996, respectively                   5,332,729          4,951,029         4,945,397
  Other                                                    6,293,684          7,920,284         5,504,397
                                                        ------------       ------------      ------------
                                                          11,626,413         12,871,313        10,449,794
                                                        ------------       ------------      ------------
                                                        $316,727,636       $316,499,209      $315,709,300
                                                        ============       ============      ============

            The accompanying notes are an integral part of these consolidated balance sheets.


                      HUGHES MARKETS, INC. AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEETS


                                                         February 26,        March 3,        September 29,
                                                             1995              1996             1996
                                                        -------------      ------------      -------------
                                                                                               (Unaudited)
CURRENT LIABILITIES:
  Accounts payable                                      $ 52,934,500       $ 50,756,904      $ 53,678,299
  Accrued liabilities                                     36,325,725         38,019,396        38,673,998
  Current portion of long-term debt                        7,717,660          5,411,076         9,203,704
  Current portion of obligations under
    capital leases                                           554,094            549,759           558,572
  Income taxes payable                                         -              1,861,867         1,219,115
                                                        ------------       ------------      ------------
          Total current liabilities                       97,531,979         96,599,002       103,333,688
                                                        ------------       ------------      ------------
LONG-TERM DEBT, less current portion                      34,266,184         22,051,704         3,043,650
                                                        ------------       ------------      ------------
OBLIGATIONS UNDER CAPITAL LEASES, less
  current portion                                         22,093,947         23,556,188        24,923,943
                                                        ------------       ------------      ------------
DEFERRED INCOME TAXES                                      9,363,459          8,845,146         8,644,496
                                                        ------------       ------------      ------------
OTHER NON-CURRENT LIABILITIES                              5,623,182          4,372,114         6,623,359
                                                        ------------       ------------      ------------
MINORITY INTEREST                                          9,874,274          9,531,344         8,369,068
                                                        ------------       ------------      ------------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Preferred stock, stated at redemption value:
    Authorized--640,000,000 shares
    Outstanding--20,967,000 shares                           209,670            209,670           209,670
  Common stock, nominal par value:
    Authorized--10,000,000 shares
    Outstanding--5,689,230, 5,612,385
      and 5,588,360 as of February 26, 1995,
      March 3, 1996, and September 29, 1996,
      respectively                                             5,689              5,612             5,588
  Additional paid-in capital                               4,916,362          5,122,850         5,457,620
  Retained earnings                                      133,831,697        147,203,762       156,054,919
                                                        ------------       ------------      ------------
                                                         138,963,418        152,541,894       161,727,797
  Less--Notes receivable from shareholders                  (988,807)          (998,183)         (956,701)
                                                        ------------       ------------      ------------
                                                         137,974,611        151,543,711       160,771,096
                                                        ------------       ------------      ------------
                                                        $316,727,636       $316,499,209      $315,709,300
                                                        ============       ============      ============

            The accompanying notes are an integral part of these consolidated balance sheets.


                        HUGHES MARKETS, INC. AND SUBSIDIARIES


                          CONSOLIDATED STATEMENTS OF INCOME

                                                       For the Years Ended                      For the Seven Months Ended
                                          -----------------------------------------------    --------------------------------
                                          February 27,     February 26,      March 3,           September 24,   September 29,
                                             1994            1995              1996                1995             1996
                                          ------------    --------------   --------------       -------------   -------------
                                                                                                        (Unaudited)

NET SALES                               $1,083,708,509    $1,110,947,177   $1,147,447,465       $647,486,382    $675,431,524

COST OF SALES, INCLUDING DISTRIBUTION
  AND OCCUPANCY EXPENSES                   854,624,006       884,862,010      901,951,393        509,071,748     529,909,430

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                 206,289,167       209,211,036      215,234,435        122,631,371     126,492,863
                                           -------------    --------------     ------------    -------------    ------------
    Income from operations                  22,795,336        16,874,131       30,261,637         15,783,263      19,029,231
                                           -------------    --------------     ------------    -------------    ------------
OTHER INCOME (EXPENSE):
  INTEREST INCOME                              796,288         1,054,317        1,271,754          1,203,903         708,628
  INTEREST EXPENSE                          (4,598,498)       (4,664,150)      (4,335,433)        (2,595,385)     (2,100,190)
                                          -------------    --------------     ------------     --------------   ------------
                                            (3,802,210)       (3,609,833)      (3,063,679)        (1,391,482)     (1,391,562)
    Income before provision for income
      taxes and minority interest           18,993,126        13,264,298       27,197,958         14,391,781      17,637,669

PROVISION FOR INCOME TAXES                   7,974,000         5,631,000       11,382,473          6,129,956       8,401,246
                                          -------------    --------------   --------------     -------------     ------------
    Income before minority interest         11,019,126         7,633,298       15,815,485          8,261,825       9,236,423

MINORITY INTEREST IN SUBSIDIARY LOSS           204,776           740,948          369,033            272,419       1,162,367
                                         -------------    --------------   --------------       -------------    ------------
NET INCOME                               $  11,223,902    $    8,374,246   $   16,184,518       $  8,534,244     $10,398,790
                                         =============    ==============   ==============       =============    ===========

NET INCOME PER COMMON SHARE              $        1.95        $     1.47   $         2.87       $        1.51    $      1.86
                                         =============    ==============   ===============      =============    ===========

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                         5,735,893         5,700,558        5,640,369           5,654,600      5,594,942
                                         =============    ==============   ==============       =============     ===========

                  The accompanying notes are an integral part of these consolidated Financial Statements.


                      HUGHES MARKETS, INC. AND SUBSIDIARIES


                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY



                                 Preferred Stock         Common Stock                                     Notes
                              ---------------------  -------------------  Additional                    Receivable       Total
                                         Redemption                Par     Paid-In        Retained         from       Shareholders'
                                Shares      Value      Shares     Value    Capital        Earnings     Shareholders      Equity
                              ---------- ----------  ---------   ------   ----------    ------------   ------------   -------------

BALANCE, February 28, 1993    20,967,000  $209,670   5,757,028   $5,757   $4,506,891    $117,305,788   $  (950,955)   $121,077,151

  Repayments of notes
    receivable from
    shareholders                       -         -           -        -            -               -       223,016         223,016
  Purchases and
    cancellation of stock              -         -     (31,387)     (32)           -        (733,622)            -        (733,654)
  Proceeds from sale and
    issuance of stock                  -         -       4,800        5      116,827               -      (116,832)              -
  Dividends                            -         -           -        -            -        (501,338)            -        (501,338)
  Net income                           -         -           -        -            -      11,223,902             -      11,223,902
                              ----------  --------   ---------   ------   ----------    ------------    ----------    ------------
BALANCE, February 27, 1994    20,967,000   209,670   5,730,441    5,730    4,623,718     127,294,730      (844,771)    131,289,077

  Repayments of notes
    receivable from
    shareholders                       -         -           -        -            -               -       148,619         148,619
  Purchases and
    cancellation of stock              -         -     (52,411)     (52)           -      (1,337,671)            -      (1,337,723)
  Proceeds from sale and
    issuance of stock                  -         -      11,200       11      292,644               -      (292,655)              -
  Dividends                            -         -           -        -            -        (499,608)            -        (499,608)
  Net income                           -         -           -        -            -       8,374,246             -       8,374,246
                              ----------  --------   ---------   ------   ----------    ------------    ----------    ------------
BALANCE, February 26, 1995    20,967,000   209,670   5,689,230    5,689    4,916,362     133,831,697      (988,807)    137,974,611

  Repayments of notes
    receivable from
    shareholders                       -         -           -        -            -               -       197,119         197,119
  Purchases and cancellation
    of stock                           -         -     (84,045)     (84)           -      (2,317,551)            -      (2,317,635)
  Proceeds from sale and
    issuance of stock                  -         -       7,200        7      206,488               -      (206,495)              -
  Dividends                            -         -           -        -            -        (494,902)            -        (494,902)
  Net income                           -         -           -        -            -      16,184,518             -      16,184,518
                              ----------  --------   ---------   ------   ----------    ------------    ----------    ------------
BALANCE, March 3, 1996        20,967,000   209,670   5,612,385    5,612    5,122,850     147,203,762      (998,183)    151,543,711
                              ----------  --------   ---------   ------   ----------    ------------    ----------    ------------


                                 Preferred Stock         Common Stock                                     Notes
                              ---------------------  -------------------  Additional                    Receivable       Total
                                         Redemption                Par     Paid-In        Retained         from       Shareholders'
                                Shares      Value      Shares     Value    Capital        Earnings     Shareholders      Equity
                              ---------- ----------  ---------   ------   ----------    ------------   ------------   -------------
  Repayments of notes
    receivable from
    shareholders                       -      $  -           -     $  -         $  -            $  -     $  41,482       $  41,482
  Purchases and cancellation
    of stock                           -         -     (35,225)     (35)           -      (1,058,568)            -      (1,058,603)
  Proceeds from sale and
    issuance of stock                  -         -      11,200       11      334,770               -             -         334,781
  Dividends                            -         -           -        -            -        (489,065)            -        (489,065)
  Net income                           -         -           -        -            -      10,398,790             -      10,398,790
                              ----------  --------   ---------   ------   ----------    ------------    ----------    ------------
BALANCE, September 29, 1996
    (unaudited)               20,967,000  $209,670   5,588,360   $5,588   $5,457,620    $156,054,919   $  (956,701)   $160,771,096
                              ==========  ========   =========   ======   ==========    ============   ===========    ============

                       The accompanying notes are an integral part of these consolidated financial statements.


                       HUGHES MARKETS, INC. AND SUBSIDIARIES


                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   For the Years Ended                For the Seven Months Ended
                                                       --------------------------------------------   --------------------------
                                                       February 27,      February 26,      March 3,   September 24, September 29,
                                                          1994              1995             1996        1995          1996
                                                       ------------      ------------   ------------  ------------  ------------
                                                                                                             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                           $ 11,223,902      $  8,374,246   $ 16,184,518  $  8,534,244  $ 10,398,790
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                      19,309,646        21,313,241     19,570,835     7,309,300     7,485,972
      Loss on sale of property                              160,080           109,934         26,391             -             -
      Minority interest                                    (204,776)         (740,948)      (342,930)     (272,419)   (1,162,276)
      Changes in assets and liabilities:
        Accounts receivable                              (1,974,115)          421,547     (1,141,629)      783,816     2,613,768
        Inventories                                      (9,897,817)       (2,989,590)     2,680,076     1,780,508    (3,871,014)
        Prepaid expenses and deposits                    (2,522,384)       (2,353,790)      (854,565)      271,970       952,204
        Accounts payable                                  8,184,401         8,682,642     (2,177,596)    1,211,742     2,921,395
        Accrued liabilities                               4,036,596         1,917,488      1,693,671     5,372,296       654,602
        Income taxes payable                              3,283,419        (3,556,176)     1,861,867       924,978      (642,752)
        Deferred income taxes                            (1,634,000)        1,197,000       (518,313)     (605,176)     (200,650)
        Other, net                                         (354,869)         (286,725)    (3,359,973)   (2,449,678)    4,602,292
                                                       ------------      ------------   ------------  ------------  ------------
          Net cash provided by operating
            activities                                   29,610,083        32,088,869     33,622,352    22,861,581    23,752,331
                                                       ------------      ------------   ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                   (31,700,927)      (36,062,608)   (19,633,316)   (1,847,789)  (28,740,124)
  Proceeds from sale of property and
    equipment                                             5,043,724           448,022     10,670,178     5,224,140       102,131
  Proceeds from non-current deposits                              -           675,922        703,246             -             -
  Payments on non-current deposits                                -           (48,938)      (112,489)            -             -
                                                       ------------      ------------   ------------  ------------  ------------
          Net cash provided by (used in)
            investing activities                        (26,657,203)      (34,987,602)    (8,372,381)    3,376,342   (28,637,993)
                                                       ------------      ------------   ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under long-term debt                         6,944,443         6,000,000      2,796,731             -     3,000,000
  Repayments of long-term debt                                    -          (882,271)   (17,317,795)  (18,200,116)  (18,215,426)
  Repayments of notes receivable from
    shareholders                                            290,932           222,356        277,174        88,819        91,313
  Principal payments on obligations under
    capital leases                                         (482,015)         (547,267)      (542,094)     (322,823)     (323,432)
  Proceeds from sale of common stock                              -                 -              -             -       334,781
  Repurchases of common stock                              (733,654)       (1,337,723)    (2,317,635)   (1,466,803)   (1,058,603)
  Payment of dividends                                     (501,338)         (499,608)      (494,902)     (494,902)     (489,065)
                                                       ------------      ------------   ------------  ------------  ------------
          Net cash provided by (used in)
            financing activities                          5,518,368         2,955,487    (17,598,521)  (20,395,825)  (16,660,432)
                                                       ------------      ------------   ------------  ------------  ------------


                                                                   For the Years Ended                For the Seven Months Ended
                                                       --------------------------------------------   --------------------------
                                                       February 27,      February 26,      March 3,   September 24, September 29,
                                                          1994              1995             1996        1995          1996
                                                       ------------      ------------   ------------  ------------  ------------
                                                                                                             (Unaudited)
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                     $  8,471,248      $     56,754  $  7,651,450  $  5,842,098   $(21,546,094)

CASH AND CASH EQUIVALENTS,
  beginning of period                                    15,820,215        24,291,463    24,348,217    24,348,217     31,999,667
                                                       ------------      ------------   ------------  ------------  ------------
CASH AND CASH EQUIVALENTS,
  end of period                                        $ 24,291,463      $ 24,348,217  $ 31,999,667  $ 30,190,315    $10,453,573
                                                       ============      ============  ============  ============    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
  INFORMATION:
    Cash paid for interest                             $  4,600,483      $  4,518,823  $  4,442,464  $  2,421,506    $ 2,076,007

    Cash paid for income taxes                         $  6,086,548      $  8,105,874  $  8,700,000  $  4,926,000    $ 9,276,500


SUPPLEMENTAL DISCLOSURE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES:
    Issuance of common stock for notes
       receivable                                      $    116,832      $    292,655  $    206,495  $     -         $      -

    Purchases of property under capital
      leases                                           $       -         $      -      $  2,000,000  $  2,000,000    $1,700,000

                     The accompanying notes are an integral part of these consolidated financial statements.


                      HUGHES MARKETS, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  MARCH 3, 1996



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.   PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Hughes Markets, Inc. (the Company), its wholly owned subsidiary, Hughes Realty, Inc. (HRI) and its 51 percent owned subsidiary, Santee Dairies, Inc. (Santee). See Note 11 regarding ownership changes subsequent to March 3, 1996. All significant intercompany accounts and transactions have been eliminated in consolidation.

     b.   DESCRIPTION OF BUSINESS

     The Company operates a chain of supermarkets through which it sells food and nonfood items in the Southern California area. HRI is a real estate entity which holds two of the Company's stores. Santee is a dairy which produces fluid milk and juice products. Santee sells its products to its owners as well as to outside parties.

     c.   INVENTORY VALUATION

     The Company values its inventory associated with its supermarket operations at cost using the last-in, first-out (LIFO) method. If the inventory had been valued using the first-in, first-out (FIFO) method, inventory balances would have been $17,068,155, $16,844,154 and $17,719,154 (unaudited)
     greater at February 26, 1995, March 3, 1996 and September 29, 1996, respectively.

     Santee's inventory balances of $3,266,189, $4,393,411 and $4,290,244
     (unaudited) at February 26, 1995, March 3, 1996 and September 29, 1996, respectively, which consist primarily of raw materials and supplies, are valued using the lower of FIFO cost or market.

     d.   INCOME TAXES

     Income taxes are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes." Under the assets and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

     e.   PROPERTY AND EQUIPMENT

     Depreciation of buildings and equipment and amortization of leasehold improvements are computed on a straight-line basis. Property under capital leases is amortized using methods consistent with the Company's depreciation policy for purchased assets, except that depreciation is computed over the lease term or useful life, whichever is less.

     Estimated useful lives for the principal asset classifications are as follows:

          Buildings                       10 to 50 years
          Equipment                       3 to 25 years
          Leasehold improvements          Lease term

     Maintenance and repairs are charged to expense as incurred and major replacements and improvements are capitalized. The cost and accumulated depreciation of items sold or retired are removed from the property accounts, and any resultant gain or loss is recognized currently.

     f.   LEASE ACQUISITION COSTS

     Costs associated with the acquisition of certain leases are capitalized and amortized on a straight-line basis over the terms of the related leases.

     g.   CASH FLOWS

     The Company uses the indirect method as prescribed by SFAS No. 95 for presentation of its cash flows. The Company considers all investment instruments with original maturities of less than three months to be cash equivalents.

     h.   FISCAL YEAR

     The Company's fiscal year ends on the Sunday closest to the last day of February. Fiscal year 1996 was a 53 week year, fiscal 1995 and fiscal 1994 covered 52 weeks. The seven months ended September 24, 1995 and September 29, 1996 covered 30 weeks.

     i.   USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     j.   EARNINGS PER SHARE

     Earnings per share is based upon the weighted average number of common shares and common stock equivalents outstanding during the periods. Net income has been reduced for preferred dividends.

     k.   NEW FINANCIAL ACCOUNTING PRONOUNCEMENTS

     In 1995, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," was issued. SFAS No. 121 is effective for fiscal years beginning after December 15, 1995 and will have no impact on the Company's results of operations.

     In 1995, SFAS No. 123, "Accounting for Stock-Based Compensation," was issued. SFAS No. 123 is effective for fiscal years beginning after December 15, 1995 and will have no impact on the Company's results from operations.

     l.   RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform to the fiscal 1996 presentation.

2.   PREFERRED STOCK

The Company's preferred shares are voting, entitled to non-cumulative dividends of $0.0006 per share per year and preference in liquidation of $0.01 per share. They are redeemable at the option of the Company upon the payment of $0.01 per share plus any declared but unpaid dividends. For the years ended February 27, 1994, February 26, 1995 and March 3, 1996, the board of directors declared dividends in the amount of $0.0006 per preferred share and $.085 per common share.

The Company's bylaws provide that the Company has the option to repurchase stock at any time by giving notice to the holder, at a price equal to book value or at the holder's cost of common stock, whichever is greater, and repurchase the preferred stock at the redemption value of $0.01 per share plus any declared but unpaid dividend.

3.   STOCK OPTIONS

The Company has a stock option plan (the Plan) which provides for the granting of options to officers and certain key employees for the purpose of purchasing common shares. The exercise price of the options is equivalent to the book value (as defined by the Plan) of the common stock or its par value, whichever is greater, at the date such options were exercised.

Transactions under the Plan are summarized as follows:

                                                  Number        Exercise Price
                                                of Shares         Per Shares
                                                ---------       --------------

     Outstanding at February 28, 1993               -                     -
         Granted                                    4,800               $24.34
         Exercised                                 (4,800)              $24.34
         Canceled                                   -                     -
                                                ---------      ---------------
     Outstanding at February 27, 1994               -                     -
         Granted                                   11,200               $26.13
         Exercised                                (11,200)              $26.13
         Canceled                                   -                     -
                                                ---------      ---------------
     Outstanding at February 26, 1995               -                     -
         Granted                                    7,200               $28.68
         Exercised                                 (7,200)              $28.68
         Canceled                                   -                     -
                                                ---------      ---------------
     Outstanding at March 3, 1996                   -                     -
         Granted                                   11,200      $29.83 - $30.40
         Exercised                                (11,200)     $29.83 - $30.40
         Canceled                                   -                     -
                                                ---------      ---------------
     Outstanding at September 29,
       1996 (Unaudited)                             -                     -
                                                =========      ===============

For the years ended February 27, 1994, February 26, 1995 and March 3, 1996, the Company repurchased 31,387, 52,411 and 84,045 shares of common stock for $733,654, $1,337,723 and $2,317,635, respectively, which represented the book value (as defined in the Plan) of the common shares at the date of purchase.

As of February 26, 1995, March 3, 1996 and September 29, 1996, the Company had extended loans of $988,807, $998,183 and $956,701 (unaudited), respectively, to certain officers and employees to purchase stock under the Plan. The loans, which are collateralized by the common shares, bear interest of 4.81 to 9.25 percent, and have varying repayment terms, not exceeding ten years.

4.   LONG-TERM DEBT

The Company has a $32,000,000 revolving loan facility. Provisions under the facility require the Company to comply with certain financial covenants including the maintenance of a minimum tangible net worth, a funded indebtedness to capital ratio, an interest coverage ratio and a limitation on the debt to tangible net worth ratio. As of September 29, 1996, no amounts were outstanding under the $32,000,000 revolving loan facility.

Santee has a revolving line of credit providing for borrowings of up to $5,000,000. The unused portion of the revolving line of credit is subject to an annual commitment fee of 1/4 of 1 percent.

Long-term debt outstanding consists of the following:


                                                     February 26,        March 3,        September 29,
                                                         1995              1996              1996
                                                     ------------      -------------     -------------
                                                                                          (Unaudited)
Revolving loan, unsecured, interest
  at the prime rate or LIBOR plus
  5/8 percent at the time of borrowing
  (8.38% at March 3, 1996).  Principal
  may be repaid and reborrowed until
  maturity, October 31, 2000.                        $     -           $17,000,000        $     -

Revolving loan, unsecured, interest
  at LIBOR plus 5/8 percent at the
  time of borrowing (6.69% at
  February 26, 1995).  Principal due
  quarterly at an increasing rate
  during the period September 30, 1995
  through June 30, 1998.                               24,000,000            -                  -

Revolving loan, unsecured, interest
  at 9.13% at February 26, 1995.
  Principal due quarterly at an
  increasing rate during the period
  September 30, 1995 through
  June 30, 1998.                                        8,000,000            -                  -

Non-negotiable certificates of
  indebtedness, interest payable
  quarterly at 7 and 8 percent, due
  at various dates through 1998.                        6,274,544        6,455,851          5,897,578

Note payable, secured by store
  equipment and fixtures, interest at
  9.4 percent, due in monthly
  installments of $103,986 including
  interest through August 1996.                         1,751,538          615,992            306,901

Note payable, secured by land and
  building, interest at 6 percent,
  due in monthly installments of
  $42,977 including interest through
   December 1997.                                       1,341,323          893,874            620,222

Notes payable, collateralized by
  deeds of trust and equipment,
  interest at 8.25 to 8.75 percent,
  due through January 2001.                               616,439          497,063            422,653

                                            - 6 -


Revolving line of credit with a bank,
  interest at bank's reference rate
  plus one-half percent, interest due
  monthly, principal due
  December 1, 1996                                    $     -          $ 2,000,000        $ 5,000,000
                                                      -----------      -----------        -----------
                                                       41,983,844       27,462,780         12,247,354
Less--Current portion                                   7,717,660        5,411,076          9,203,704
                                                      -----------      -----------        -----------
                                                      $34,266,184      $22,051,704        $ 3,043,650
                                                      ===========      ===========        ===========



As of March 3, 1996, long-term debt matures as follows:

                    Fiscal year:
                      1997               $ 5,411,076
                      1998                 2,400,940
                      1999                 2,525,930
                      2000                    61,278
                      2001                17,055,067
                    Thereafter                 8,489
                                         -----------
                                         $27,462,780
                                         ===========

5.   INCOME TAXES

The significant components of the consolidated provision for income tax for the fiscal years ended February 27, 1994, February 26, 1995 and March 3, 1996, are as follows:

                                 1994              1995            1996
                              -----------       ----------      -----------

          Current             $ 9,608,000       $4,434,000      $10,864,000
          Deferred             (1,634,000)       1,197,000          518,000
                              -----------       ----------       ----------
                              $ 7,974,000       $5,631,000      $11,382,000
                              ===========       ==========       ==========

The tax effect of temporary differences and carryforwards which give rise to deferred tax assets and liabilities at February 26, 1995 and March 3, 1996 are as follows:

                                                     1995          1996
                                                  -----------   -----------
     Deferred tax assets:
       Workers compensation accrual               $ 2,306,577    $1,687,251
       Capitalize leases                            1,696,904     1,773,723
       California state taxes                         673,254     1,173,605
       Self insurance reserve                       1,338,942     1,338,942
       Vacation accrual                               952,501       987,039
       Other                                        1,956,964     3,331,887
                                                  -----------   -----------
                                                    8,925,142    10,292,447
                                                  -----------   -----------

     Deferred tax liabilities:
       Plant and equipment basis differences    $(10,702,118) $(11,666,038)
       Union pension benefits paid                (3,324,338)   (3,978,062)
       Other                                      (4,262,145)   (3,493,493)
                                                  -----------   -----------
                                                 (18,288,601)  (19,137,593)
                                                  -----------   -----------
     Net deferred tax liability                   $ 9,363,459   $ 8,845,146
                                                  ===========   ===========

The differences between the Company's effective income tax rates and the federal statutory rates are summarized as follows:

                                    1994      1995      1996
                                    ----      ----      ----
-
     Statutory rate                 35.0%     35.0%     35.0%
     State taxes                     9.3       9.3       9.3
     Other                          (2.3)     (1.8)     (2.4)
                                   -----     -----     -----
     Effective rate                 42.0%     42.5%     41.9%
                                   =====     =====     =====

6.   LEASES


The Company leases a majority of its store facilities under long-term leases. These leases extend for varying periods through 2023, and the majority of the leases contain renewal options at rentals similar to those required during the initial lease periods. In addition to required minimum lease payments, taxes and insurance, contingent rentals may become payable under certain leases on the basis of a percentage of sales in excess of stipulated amounts.

The Company has capitalized certain leases in accordance with the requirements of SFAS No. 13. The following is an analysis of property under capital leases:

                                    February 26,      March 3,    September 29,
                                        1995           1996           1996
                                    -------------    -----------  ------------
                                                                    (Unaudited)
     Store facilities
       under capital leases         $ 26,000,306    $ 28,000,306  $ 29,700,306

     Equipment under capital
       leases                          1,983,877       1,983,877     1,983,877
                                    ------------    ------------  ------------
                                      27,984,183      29,984,183    31,684,183
     Less--Accumulated
       amortization                  (10,522,767)    (11,559,381)  (12,184,160)
                                    ------------    ------------  ------------
                                    $ 17,461,416    $ 18,424,802  $ 19,500,023
                                    ============    ============  ============

At March 3, 1996, future minimum obligations on capital and operating leases were as follows:
                                                   Capital          Operating
                                                   Leases            Leases
                                                 ------------     -------------
     Due in fiscal year:
       1997                                      $  3,278,551     $ 10,481,065
       1998                                         3,278,551        9,919,108
       1999                                         3,278,551        9,509,672
       2000                                         3,278,551        9,231,955
       2001                                         3,278,551        8,775,313
     Thereafter                                    46,905,328      106,094,809
                                                 ------------     ------------
     Minimum lease payments                        63,298,083     $154,011,922
     Less--Amount representing interest           (39,192,136)    ============
                                                 ------------
     Present value of minimum lease payments       24,105,947
     Current portion                                  549,759
                                                 ------------
     Long-term portion                           $ 23,556,188
                                                 ============

Minimum lease obligations under capital leases include $22,060,197 payable to partnerships, including principal shareholders of the Company.

As of March 3, 1996, the total minimum rent obligations under operating leases include $9,016,978 due to partnerships, including principal shareholders of the Company, and have not been reduced for minimum sublease rentals of $203,715 due in the future under non-cancelable sublease agreements.

Rental expense related to non-cancelable operating leases is as follows:


                                                 For the Years Ended               For the Seven Months Ended
                                  --------------------------------------------     -----------------------------
                                  February 27,      February 26,     March 3,      September 24,   September 29,
                                      1994              1995           1996           1995             1996
                                  ------------      -------------   -----------    ------------    ------------
                                                                                           (Unaudited)
       Minimum rentals             $ 9,897,902       $10,635,245    $12,498,876    $ 8,634,473     $ 9,824,944
       Contingent rentals            3,059,345         2,963,852      3,004,046      1,665,037       1,554,938
                                   -----------       -----------    -----------    -----------     -----------
                                    12,957,247        13,599,097     15,502,922     10,299,510      11,379,882
       Less--Sublease rentals         (437,372)         (395,777)      (454,830)      (250,478)       (271,305)
                                   -----------       -----------    -----------    -----------     -----------
       Net rental expense          $12,519,875       $13,203,320    $15,048,092    $10,049,032     $11,108,577
                                   ===========       ===========    ===========    ===========     ===========


7.   COMMITMENTS AND CONTINGENCIES

At March 3, 1996, the Company had approximately $8,982,626 in outstanding letters of credit related to its workers' compensation insurance requirement (see Note 10).

Various claims and lawsuits arising in the normal course of business are pending against the Company. In the opinion of management, the ultimate outcome of such actions will not materially affect the Company's financial position or results of operations.

8.   EMPLOYEE BENEFIT PLANS

Substantially all of the Company's hourly employees are covered by union-sponsored, collectively bargained, multi-employer pension plans. The Company contributed and charged to expense approximately $26,921,000, $27,544,000 and $26,488,000 for the years ended February 27, 1994, February 26, 1995 and
March 3, 1996, respectively. These contributions are determined in accordance with the provisions of negotiated labor contracts and generally are based on the number of hours worked. Information from the plans' administrators is not available to permit the Company to determine its share of unfunded vested benefits, if any.

For the years ended February 27, 1994, February 26, 1995 and March 3, 1996, the Company recorded reductions (credits) of approximately $1,220,000, $3,000,000 and $7,000,000, respectively, as an offset to required contributions to the Southern California UFCW Unions and Food Employers Benefit Fund. For the seven months ended September 29, 1996 and September 24, 1995 such credits were approximately $3,000,000 and $2,400,000, respectively.

The Company also maintains a profit-sharing plan for its salaried employees; Company contributions to the plan are determined by the board of directors. Annual contributions were approximately $1,764,000, $1,570,000 and $2,563,000 for the years ended February 27, 1994, February 26, 1995 and March 3, 1996, respectively.

The Company has deferred compensation arrangements with certain executives. In connection with these compensation arrangements, the Company has purchased life insurance policies on the lives of upper management and other non-union employees in order to accumulate liquid assets with which the Company expects to pay a substantial portion of the deferred compensation obligations as they mature. The portion of deferred compensation obligations not paid from insurance policy proceeds will be paid from the general assets of the Company. On the date of their expected retirement or the date that deferred compensation payments become vested the present value of the future deferred compensation payments due participants will have been accrued.

9.   Disclosure about Fair Value of Investments

The carrying value of the Company's long-term debt approximates fair value based on quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

The Company maintains a non-current deposit with Certified Grocers of California, Ltd. (Cergro), in the form of 7.1% of issued and outstanding Class B Shares of Cergro as of February 6, 1996 (the record date for Cergro's 1996 Annual Meeting of Shareholders). Cergro is not obligated in any fiscal year to redeem more than a prescribed number of the Class B Shares issued. In December 1995 Certified redeemed 4,240 shares of the Company's Class B shares for total proceeds of approximately $703,000 and a total gain of approximately $200,000. Cergro's fiscal 1996 Class B Shares redemption limit is 19,238 shares with 84,448 tendered for redemption as of Cergro's fiscal year ended September 2, 1995. Therefore, it is not practicable to estimate the fair value of this investment. The investment is carried at its original cost of $3,631,334 in the accompanying consolidated balance sheets. At September 2, 1995, the total assets reported by Cergro were $398,603,000 ($398,569,000 in 1994), stockholders' equity was $72,160,000 ($71,306,000 in 1994), annual revenues were $1,822,804,000 ($1,873,872,000 in 1994), and net income was $769,000 ($94,000 in
1994).

10.  WORKERS' COMPENSATION

The Company is partially self-insured as to workers' compensation claims and provides for losses of estimated known and incurred but not reported insurance claims. Known claims are estimated and accrued when reported, and the unpaid long-term balance is classified as an other non-current liability in the accompanying consolidated balance sheets. Incurred but not reported claims are estimated and accrued based on the Company's experience and related actuarial assumptions, and any long-term portion is also included in other non-current liabilities in the accompanying consolidated balance sheets. At March 3, 1996 and February 26, 1995, the Company had accrued approximately $4,757,000 and $5,240,000, respectively, for workers' compensation claims.

11.  SUBSEQUENT EVENTS

On November 20, 1996, the Company signed a definitive agreement, whereby it would merge with Quality Food Centers, Inc. in return for approximately $360 million in cash. The merger is expected to close in early 1997.

Santee has signed agreements with contractors to build a new dairy estimated to cost approximately $98,000,000, including the cost of land and capitalized construction costs. Construction began during May 1996. As of March 3, 1996 and September 29, 1996, Santee was out of compliance with certain of its financial covenants. Santee has obtained waivers of non-compliance through May 1996. On October 17, 1996, the bank extended the line of credit through December 1, 1996. Presently, Santee is negotiating with the bank to extend the line of credit and to obtain the appropriate waivers. Santee is arranging a private placement in the amount of approximately $80,000,000 to finance the construction of the new dairy facility. In connection with the new dairy, Santee extended the lease on the existing dairy until April 30, 1998.

In November 1996, the Company sold approximately 1 percent of its investment in Santee to Stater Bros. Markets (Stater)(a 50 percent shareholder of Santee after this investment). Also in November 1996, Santee sold approximately $9,600,000 of additional preferred stock to the Company and Stater to provide funds for the construction of the new dairy.

12.  INFORMATION RELATED TO UNAUDITED INTERIM FINANCIAL STATEMENTS

     a.   BASIS OF PRESENTATION

     The unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. These unaudited consolidated financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations, changes in cash flows and financial position as of and for the periods presented. The results for the interim periods presented are not necessarily indicative of results to be expected for a full year.

     b.   PROVISION FOR INCOME TAXES

     The provision for income taxes for the seven months ended September 24, 1995 and September 29, 1996 are based upon the estimated annualized rate for each of the respective years.